UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 14, 2005
SECURUS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-124962 (Commission File Number)	20-0673095 (I.R.S. Employer Identification No.)
14651 Dallas Parkway, Suite 600
Dallas, Texas 75254-8815
(Address of principal executive offices)
(972) 277-0300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On November 14, 2005, Securus Technologies, Inc. issued a press release announcing its financial and operational results for the quarterly period ended September 30, 2005. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.
     Certain non-GAAP measures are set forth in Exhibit 99.1. A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We believe that the additional non-GAAP measures are useful to investors for financial analysis because such measures are used by our lenders to measure our financial performance. Management also uses these measures internally to evaluate its operating performance. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     Exhibits
     99.1 Press Release dated November 14, 2005 issued by Securus Technologies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURUS TECHNOLOGIES, INC. (Registrant)
DATE: November 14, 2005	/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

DATE: November 14, 2005	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

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